Exhibit 99.1

FOR IMMEDIATE RELEASE

Z Squared Inc. Enters $50 Million Committed Equity Forward Purchase Agreement to S

upport AI Infrastructure Buildout

Agreement Provides Committed Equity Capital to Execute Phase 1 Acquire and Convert

Pipeline

FT. LAUDERDALE — June 4, 2026 — Z Squared Inc. (Nasdaq: ZSQR) (the “Company”), a digital infrastructure company expanding into AI infrastructure, today announced the Company has entered into a $50 million committed equity forward purchase agreement with LucentHash / Data Part Capital, a trading name of Translucent Matter Inc., a British Virgin Islands company (the “Agreement”). The Agreement gives the Company the ability to fund acquisitions as they close and to stage conversion capital site by site as operational milestones are met, advancing the Company toward its Phase 1 destination of 100 megawatts of AI-ready capacity across multiple U.S. sites.

Each draw under the agreement is a separate, independent forward purchase, initiated by the Company on its own timing and priced at 95% of the volume-weighted average price over a five-day pricing window unique to that draw and subject to a 9-month lock-up by the purchaser. The Company retains full control over whether, when, and how much to draw. Capital is accessed in step with execution, not ahead of it.

The agreement is structured to align the parties’ long-term goals and to protect existing shareholders of the Company. Accordingly, shares issued under the Agreement are subject to a 9-month lock-up period, and LucentHash / Data Part Capital is contractually prohibited from short-selling or otherwise hedging ZSQR common stock.

“Z Squared is moving into a significant AI infrastructure opportunity from a position of strength, with virtually no debt on the balance sheet,” said David Halabu, Chief Executive Officer of Z Squared. “We believe this agreement strengthens that position with flexible equity capital that can be matched to acquisitions and site-level conversion milestones without adding leverage. We intend to move quickly, but with discipline, as we build toward our Phase 1 objective.”

Z Squared enters this financing with its Phase 1 strategy already in motion. The Company has signed a binding letter of intent to acquire Skycore Digital, which currently owns three active North Carolina sites powered by Duke Energy, providing up to 42 megawatts of total potential capacity (of which 18 megawatts is presently available under existing Duke Energy Letters of Authorization) — the first step toward our 100 MW Phase 1 goal. The Company is actively evaluating additional opportunities on the same criteria applied to Skycore: energized, grid-connected sites where conversion to AI-ready capacity can be executed on the timeline customers actually need, without the multi-year delays associated with greenfield development.

About Z Squared Inc.

Z Squared, Inc. (Nasdaq: ZSQR) is a computing infrastructure company operating advanced computing equipment and expanding into AI infrastructure. The Company's strategy is built on three principles: lead with power by acquiring operating sites where power is already flowing; build for AI workloads by converting that capacity into AI-ready colocation where the customer brings the compute and runs what they need; and scale with discipline by deploying conversion capital site by site, against signed contracts and operational readiness. Z Squared listed on the Nasdaq Global Market in April 2026.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements may be identified by words such as "believes," "expects," "intends," "plans," "anticipates," "aims," "goal," "objective," "potential," "estimates," "projects," "may," "should," "will," "would," "could," and similar expressions, although not all forward-looking statements contain such identifying words. Forward-looking statements in this press release include, without limitation, statements regarding: the Company’s plans and ability to draw on the Agreement and the timing and amounts of any draws thereunder; the anticipated use of proceeds from draws to fund acquisitions and site-level conversion capital; the proposed acquisition of Skycore Digital, including the anticipated capacity, conversion timeline, and strategic fit of those sites; the Company’s Phase 1 strategy and its objective of 100 megawatts of AI-ready capacity across multiple U.S. sites; the Company’s evaluation of additional acquisition targets; the Company’s ability to convert acquired sites to AI-ready colocation capacity and attract customers therefor; expected benefits to existing shareholders from the lockup and no-hedging provisions of the agreement; and any other statements regarding the Company’s future operations, financial condition, growth prospects, or strategic plans.

These forward-looking statements are based on management's current expectations and assumptions and are subject to significant risks, uncertainties, and other factors, many of which are outside the Company's control, that could cause actual results to differ materially from those expressed or implied. Such risks and uncertainties include, among others: the Company’s ability to satisfy all conditions required to make draws under the forward purchase agreement and to access capital thereunder on acceptable terms or at all, the Company's ability to achieve its Phase 1 100 MW objective on the contemplated timeline, or at all, including the risk that acquisitions, joint ventures, financing, conversion capital deployment, customer contracting, or site development do not progress as anticipated; the Company's ability to execute its acquire-and-convert strategy, including its ability to identify suitable energized sites, structure transactions on acceptable terms, and convert acquired sites to AI-ready capacity on the truncated timelines management contemplates; the Company's ability to negotiate and execute definitive transaction documentation for the Skycore Digital acquisition, satisfy or obtain waivers of conditions to closing, finance the transaction, and consummate the acquisition on the timeline contemplated by the binding letter of intent or at all; the Company's ability to realize the anticipated benefits of the proposed Skycore Digital transaction, including the projected megawatt capacity and the conversion of the 18 MW available under existing Duke Energy Letters of Authorization into operational capacity; the Company's ability to execute its post-listing business strategy and to integrate operations and personnel following the recently completed business combination; the Company's ability to develop the technical, operational, financial, and commercial capabilities required to participate in the AI infrastructure, data center, and high-performance compute hosting markets, none of which currently generate revenue for the Company; whether expected demand from NeoCloud operators and other AI infrastructure customers for production inference capacity materializes on the timeline or in the magnitude management anticipates; the Company's current dependence on cryptocurrency mining and the volatility of cryptocurrency markets, mining economics, network difficulty, and digital asset values, including with respect to Dogecoin; changes in power costs, energy regulation, grid conditions, interconnection queue dynamics, curtailment programs, and seasonal electricity rate fluctuations; the availability, pricing, and technological obsolescence of mining and computing hardware; the Company's ability to maintain and expand its facility footprint and respond to localized regulatory shifts or grid instability; the continued service of the Company's senior management, including its Chief Executive Officer; competition in the computing infrastructure, cryptocurrency mining, AI infrastructure, and digital asset industries; market, economic, and capital-markets conditions, including the Company's ability to access additional capital on acceptable terms; and regulatory developments affecting cryptocurrency mining, digital assets, power consumption, and data-center operations. Additional risks and uncertainties are described under the heading "Risk Factors" in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2026 reporting the closing of the business combination, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and the Company's subsequent filings with the Securities and Exchange Commission, each of which is available at www.sec.gov.

Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date of this press release, whether as a result of new information, future events, or otherwise.

Investor Relations Contact: ZSQR@mzgroup.us

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